Exhibit 10.3

AGREEMENT setting forth the terms and conditions upon which TIBER CREEK CORPORATION (“Tiber Creek”) is engaged by CELEBIDDY, INC., together with any successors (collectively “Celebiddy”) to effect transactions (“the Transactions”) intended to combine Celebiddy with a United States reporting company (“the Reporting Company”) and for related matters.

1.  Services provided.

Following its engagement, Tiber Creek and its affiliates will:

1.1. Discuss with Celebiddy the structure of the Transactions and actions to be taken by Celebiddy in preparation for the completion of the Transactions;

1.2. Transfer control of the Reporting Company to Celebiddy;

1.3. Prepare the agreement for the acquisition of Celebiddy by the Reporting Company by merger, stock-for-stock exchange or stock-for-asset exchange as directed by Celebiddy (“Business Combination Agreement”);

1.4. Combine Celebiddy with the Reporting Company (“the Business Combination”)

1.5. If requested, prepare an offering memorandum for a private placement of securities under Regulation D of the General Rules and Regulations of the Securities and Exchange Commission;

1.6. Prepare and file with the Securities and Exchange Commission Forms 8-K describing the change in control of the Reporting Company and the Business Combination, as each occurs;

1.7. Following the Business Combination, prepare and file with the Securities and Exchange Commission an appropriate form of registration statement under the Securities Act of 1933 (“Registration Statement”) and all required amendments registering such securities of the Reporting Company as Celebiddy shall designate;

1.8. Provide for the filing by a market maker of a Form 15c-211 for the quotation or listing of Celebiddy’s securities for public trading on stock exchanges for which its securities are then eligible;

1.9. Assist in establishing and maintaining relationships with market makers and broker-dealers;

1.10. Take other actions it considers appropriate to completion of the Transactions as contemplated by this agreement.

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2.  business combination.

2.1. Tiber Creek will provide, at its expense, the Reporting Company, which will have audited financial statements showing no material assets or liabilities, which will have registered its common stock under §12(g) of the Securities Exchange Act of 1934 (“the 1934 Act”), and which will be current in its reporting requirements under §13 of the 1934 Act.

2.2. The Reporting Company will have authorized capital of 100,000,000 shares of common stock, $.0001 par value per share, and 20,000,000 shares of preferred stock, $.0001 par value per share, of which 20,000,000 common shares have been issued. There will be no preferred shares issued or outstanding and there are no outstanding warrants options or other rights that if exercised could results in the issuance of additional shares of either common or preferred stock.

2.3. Following the change in control of the Reporting Company there will be issued the amount of common stock and other securities of the Reporting Company as shall be designated by Celebiddy. The officers and directors selected by Celebiddy will become the officers and directors of the Reporting Company. The name of the Reporting Company following the change in control will be chosen by Celebiddy.

2.4. The existing shareholders of the Reporting Company will retain 500,000 common shares of the Reporting Company (“the Shareholder Shares”). The remaining outstanding common shares will be returned to the Reporting Company. The Shareholder Shares shall be included in the Registration Statement.

2.5. The Reporting Company will not at any time take or allow any action (whether by reverse stock split or otherwise) which would have the effect of reducing the absolute number of the Shareholder Shares.

2.6. Nothing in this agreement shall prevent the Reporting Company from diluting the stock ownership of the existing shareholders by issuing additional common stock to other persons at any time.

3.  Payments.

3.1. In full satisfaction for the services of Tiber Creek and its affiliates in regard to the Transactions described herein, Celebiddy will pay to Tiber Creek the amount of $80,000 upon execution of this agreement.

3.2. All payments will be deemed earned when paid or due to Tiber Creek and are nonrefundable except for cause.

4.  Expenses.

4.1. Tiber Creek will bear its expenses incurred in regard to the Transactions, including, without limitation, travel, telephone, duplication costs, and postage.

4.2. Celebiddy will pay its own and third-party expenses (other than those of Tiber Creek) including, without limitation, Federal, state and stock exchange filing fees, underwriting and market making costs, corporate financial relations, accounting fees, duplicating costs and other expenses of the Reporting Company. Tiber Creek will not incur any expenses on behalf of the Reporting Company unless permitted to do so in writing.

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5.  affiliates.

In order to better carry out the Transactions, Tiber Creek may assign the performance of all or parts of this agreement to one or more of its affiliates or other persons, and pay such affiliates or other persons from the amounts received by Tiber Creek under this agreement. An assignment will not relieve Tiber Creek of any of its obligations under this agreement.

6.  understandings of celebiddy as a reporting company.

6.1. Celebiddy agrees that it will timely take all steps necessary to complete the Transactions to include, without limitation, causing audited financial statements to be prepared in proper form for Celebiddy; obtaining consents of the Board of Directors and the shareholders of Celebiddy, as required; causing all necessary documents to be properly and timely prepared, executed, approved or ratified, and filed, as appropriate; making timely and fully all required payments related to the registration and listing of the Reporting Company’s securities for public trading, including filing fees; and timely taking all other actions reasonably required of it to complete the Transactions.

6.2. In the event that at any time prior to their completion Celebiddy determines not to continue with the Transactions Tiber Creek hereby grants to Celebiddy the right to buyout the interest of Tiber Creek in this agreement on the terms contained herein, in which case Tiber Creek agrees not to seek specific enforcement of this agreement. In the event that Celebiddy elects not to continue with the Transactions (or if Celebiddy does not timely take all such steps and do all such things as may be reasonably required of it to complete the Transactions) Tiber Creek will be entitled to (1) retain the securities in Celebiddy acquired or to be acquired by Tiber Creek or its affiliates under this agreement as though the Business Combination had occurred and (ii) receive in full all payments to be due to it or its affiliates through and upon completion of the Transactions as though those events had occurred. Upon payment of the buyout fee provided for herein, all obligations of the parties under this agreement will cease except for obligations which expressly or by their nature survive termination.

7.  performance of services by others.

From time to time, the achievement of certain results desired by the Reporting Company, including the promotion of interest in its public securities, may be enhanced by the services of other parties. These parties may include consultants, advertising agencies, financial analysts and similar persons who may, directly or indirectly, assist in creating interest in the Reporting Company’s securities. All compensation, costs and expenses of such parties, if engaged by the Reporting Company, will be borne by it.

8.  actions and understandings following the business combination.

8.1. Celebiddy understands the obligations and responsibilities that will arise in regard to its becoming a reporting company and the trading of its securities in the public market. Celebiddy understands that in order to achieve the greatest market interest in its securities it, its officers and its directors, all or some, will be required to continuously interact with the financial community. This interaction will include, without limitation, timely filing of reports under the Securities Exchange Act of 1934, including audited financial statements; annual reports to shareholders and shareholder meetings; issuing periodic press releases; and meetings and discussions with existing and prospective brokers, market makers, investment bankers and institutions.

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8.2. Celebiddy understands that the completion of the Transactions will not, in itself, result in capital investment in the Reporting Company. The public status of the Reporting Company and its introduction to market makers and others in the financial community may result in investment interest. However, investment interest will depend upon the success of the Reporting Company, market conditions and other factors over which neither Tiber Creek nor its affiliates have any control.

8.3. Celebiddy understands that the ultimate judgement of the financial community of the investment merits of the Reporting Company will depend upon the Reporting Company’s ability to successfully carry out its business plans and operations, to operate at a profit and similar business considerations. Celebiddy represents in good faith that it currently has no reason to believe that it will not be able to complete the Transactions and to achieve its business objectives.

8.4. Celebiddy understands that the first trading in the Reporting Company’s securities may be limited, and that to increase the amount, depth and market price of its securities will require both time and effort by the Reporting Company to develop relations with market makers and to create strong and stable trading of the Reporting Company’s securities.

9. compliance with securities law.

Under the securities laws:

9.1. Celebiddy and its affiliates will need to furnish all information and documents concerning it and its affiliates required for the preparation and filing of the Registration Statement by the Reporting Company which information must be complete and accurate and not contain any material misstatement or omit any material information.

9,2. The Reporting Company must at all times observe and comply with Federal and state securities laws, rules and regulations incident to the issuance and trading of its securities and must take all steps reasonably required within its control to prohibit any persons, whether or not affiliated with the Reporting Company, from engaging in any transactions in contravention of such laws, rules and regulations.

9.3. Celebiddy and its affiliates must not at any time knowingly engage in any activity which would constitute a prohibited market manipulation of the securities of the Reporting Company and will need to take all steps reasonably required within its control to prohibit any Officer, director, other affiliate, agent or employee from engaging in such conduct.

9.4. The Reporting Company should not issue any securities to any person for the promotion or maintenance of a trading market in the Reporting Company’s securities without first receiving an opinion of qualified counsel that such issuance will be in accord with securities laws, rules and regulations and should not, directly or indirectly, receive from such persons any capital by loan, investment or otherwise resulting from the sale or pledge of such securities.

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10. Notices.

Any notices required or permitted under this agreement shall be deemed to have been given when delivered in writing by hand, certified mail (return receipt requested) or commercial courier, such as FedEx, to the following addresses or to such other addresses as may have been given to each party in the manner provided for in this paragraph.

In the case of Celebiddy to

Celebiddy, Inc.

147 North Sparks Street Burbank, California 91506

In the case of Tiber Creek to

Tiber Creek Corporation

9454 Wilshire Boulevard

Suite 612

Beverly Hills, California 90212

11. Disputes.

11.1. Any disputes between the parties arising from this agreement, whether directly or indirectly, and based upon any cause or causes of action, shall be decided by The American Arbitration Association within Los Angeles County, California or such other place where Tiber Creek may then have its headquarters provided only that such place shall be within the United States. The parties shall make claims only for the recovery or payment of compensation paid or due under this agreement and neither shall make any claims for consequential or punitive damages, lost profits, damage to reputation or similar claims. Each party shall pay its own costs of arbitration, including its attorneys’ fees. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable. The provisions of this paragraph shall survive the termination of this agreement for any reason.

11.2. This section shall apply to claims against any officer, director, agent or affiliate of either party provided only that such person shall consent to the terms of arbitration contained herein.

11.3. If either party files any claim arising from this agreement in any forum except arbitration such action shall be dismissed with prejudice upon application from the other party, which shall be entitled to recover its attorneys’ fees and costs in such proceeding.

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12. Confidentiality.

As a result of entering into this agreement the parties might have access to information which the parties regard as confidential and proprietary. The parties agree that neither will, except as reasonably required pursuant to this agreement, use itself, or divulge, furnish, or make accessible to any person any confidential knowledge, knowhow, techniques, or information with respect to the other party unless agreed to in writing by that party.

13.  Allocation.

13.1. For accounting and for any other purposes as applicable, including arbitration, the value of the services rendered by Tiber Creek shall be deemed to be the following percentages of the total fee to be paid to Tiber Creek:

Transfer in control of Reporting Company	40%
Business Combination or blank check status changed		20%
Preparation of registration statement	20%
Filing of registration statement		10%
Effective date of the registration statement	10%

13.2. Assistance in establishing and maintaining relations with market makers and broker-dealers are performed as result of the shares retained in the Reporting Company by Tiber Creek or its affiliates.

14.  Termination.

14.1. Tiber Creek may terminate this agreement at its election, without further obligation or liability, at any time (i) that Tiber Creek has a reasonable basis to believe that any aspect of the Transactions would constitute a fraud or deception on the market or (ii) that Celebiddy fails to meet its obligations under this agreement in a manner which would constitute a material breach.

14.2. Celebiddy may terminate this agreement at its election, without further obligation or liability, at any time that Tiber Creek fails to meet its obligations under this agreement in a manner which would constitute a material breach.

14.3. In the case of any claim of a material breach the party claimed against shall have 5 business days following notice of a claim to cure such breach unless such breach, by its nature, cannot be cured.

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15.  Miscellaneous.

15.1. COVENANT OF FURTHER ASSURANCES. The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this agreement.

15.2. SCOPE OF AGREEMENT, This agreement constitutes the entire understanding of the parties. No undertakings, warranties or representations have been made other than as contained herein, and no party shall assert otherwise. This agreement may not be changed or amended orally.

15.3. CURRENCY. All references to currency in this agreement are to United States Dollars.

15.4. REVIEW OF AGREEMENT, Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

15.5. RATIFICATION BY THE REPORTING COMPANY. The parties will cause the Reporting Company to ratify and accept this agreement so that it constitutes a binding obligation between the Reporting Company and Tiber Creek according to its terms.

16. Effective date.

The effective date of this agreement is March 30. 2017.

IN WITNESS WHEREOF, the parties have approved and executed this agreement.

TIBER CREEK CORPORATION

James M. Cassidy
President

CELEBIDDY, INC.

Authorized Signatory

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